 Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-44671 of Sears DC Corp. on Form S-3 of our report dated March 15, 2001 appearing in this Annual Report on Form 10-K of Sears DC Corp. for the year ended December 30, 2000.

/S/Deloitte & Touche LLP
Deloitte & Touche LLP
Chicago, Illinois
March 15, 2001